SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

PITTSBURGH & WEST VIRGINIA RAILROAD
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5447		25-6002536
(Commission File Number)		(I.R.S. Employer Identification No.)

#2 Port Amherst Drive, Charleston, West Virginia		25306
(Address of Principal Executive Offices)		(Zip Code)

(304) 926-1124
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 14, 2011, the board of trustees of Pittsburgh & West Virginia Railroad, a Pennsylvania business trust (the “Registrant” or “Company”) announced the appointment of David H. Lesser, (45), currently our Chairman, as CEO until the next annual meeting of shareholders.  There is no employment contract or remuneration at this time.  Mr. Lesser is a businessman and investment banker with over 25 years of experience in real-estate.  Mr. Lesser is currently, and has been for the past 15 years, president of Hudson Bay Partners, LP, an investment firm focused on real estate and real estate-related situations.  He also serves as a trustee of the Town Hall in New York City.  Mr. Lesser has previously held leadership roles with public REITs, having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust. Prior to Crescent, Mr. Lesser was a Director in Merrill Lynch’s real-estate investment banking group.  Mr. Lesser holds an M.B.A. from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 14, 2011, in connection with the Rights Offering (as defined below), our Trustees approved amendments to our Declaration of Trust and Regulations to (i) codify the non-classified board structure under which we have been operating (meaning that it is now codified that each trustee is elected on an annual basis), and (ii) establish that the number of Trustees shall be three, or such greater number as may be fixed by the Trustees.  Previously, our Declaration of Trust and Regulations had provided for staggered, three-year terms for the Trustees, and a Board of Trustees consisting of four members. The specific provisions amended were Section 4.1 of the Declaration of Trust, and Sections 1 and 2 of Article I of the Regulations.  The foregoing description is qualified in its entirety by reference to the amendments to our Declaration of Trust and amendments to our Regulations, copies of which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

SECTION 8: OTHER EVENTS

Item 8.01 (a)

On February 15, 2011, the Company announced that it filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") for a rights offering to its existing shareholders (“Rights Offering”).  The Company is distributing at no charge on a pro rata basis to all existing holders of our common shares of beneficial interest, non-transferable subscription rights to purchase up to an aggregate of 113,250 common shares of beneficial interest, no par value, at a subscription price of $9.00 per share, for up to an aggregate purchase price of $1,019,250 in cash as provided in the Registration Statement.   Each shareholder will receive three (3) subscription rights for every forty (40) of our common shares owned on February 25, 2011 and each subscription right will entitle its holder to purchase one (1) common share at the subscription price.  We will not issue fractional rights, but rather will round down the aggregate number of subscription rights shareholders are entitled to receive to the nearest whole number.

The purpose of the Rights Offering is to raise equity capital in a cost-effective manner that gives all of our shareholders the opportunity to participate.  The net proceeds of the rights offering will be used to hire employees, advisors and/or consultants that will assist us with developing and implementing a new broader, business plan, to undertake diligence of potential business or investment opportunities consistent with our status as a real-estate investment trust (REIT), and to the extent any proceeds remain, for general working capital purposes (including expenses related to our status as a public company).

The subscription rights will be distributed and exercisable beginning on February 25, 2011, the record date of the Rights Offering, subject to the registration statement being declared effective by the SEC.  The subscription rights will expire and will have no value if they are not exercised prior to 5:00 p.m., Eastern Time, on March 16, 2011, the expiration date of the Rights Offering.   PW may, in its sole discretion and without notice to shareholders, extend the Rights Offering one or more times or cancel or modify the Rights Offering at any time for any reason. If the effective date of the Rights Offering is delayed for any reason, we will inform shareholders of the new record date and other relevant changes to the Rights Offering with appropriate filings on Form 8-K.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The information in the registration statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  Neither the registration statement nor this filing is an offer to sell these securities and it is not a solicitation of an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Item 8.01 (b)

On February 14, 2011, the trustees of the Company declared a quarterly cash dividend of $0.10 per share, payable on March 31, 2011 to shareholder’s of record as of February 25, 2011.

A copy of the press release dated February 15, 2011 relating to the matters set forth herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9: FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.                      Description
3.1	Amendments to Declaration of Trust, dated February 14, 2011
3.2	Amendments to Trust Regulations, dated February 14, 2011
99.1	Press Release of Pittsburgh & West Virginia Railroad datedFebruary 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011

PITTSBURGH & WEST VIRGINIA RAILROAD

By:        /s/ David H. Lesser
Name:   David H. Lesser
Title:     CEO and Chairman